Exhibit 10.1

POOLED PLAN PROVIDER INDEMNITY AGREEMENT

 This Pooled Plan Provider Indemnification Agreement (“Agreement”) is made as of [date], by and between Paychex, Inc., a Delaware corporation (the “Company”), and [person’s name] (“Indemnitee”).

RECITALS

WHEREAS,  Paychex, Inc. has created a subsidiary, Paychex Retirement LLC, to provide pooled plan provider services to its clients; and

WHEREAS; Paychex Retirement LLC, in its capacity as a pooled plan provider, will adopt and maintain one or more pooled employer plans; and

WHEREAS; Indemnitee may be subject to risk of claims and actions against Indemnitee arising out of Indemnitee’s service as a fiduciary to pooled employer plans served (or formerly served) by Paychex Retirement LLC (each a “Plan”) in Indemnitee’s capacity as a director or officer of Paychex Retirement LLC or as a member a Plan’s fiduciary committee; and

WHEREAS, as of the date of this Agreement, Pooled employer plans are a new retirement product and insurance markets are continuing to evaluate how and whether to provide insurance for a pooled plan provider and fiduciaries for pooled employer plans; and

WHEREAS, it is reasonable, prudent and necessary for the Company to contractually obligate itself to indemnify Indemnitee to the fullest extent permitted by applicable law so that Indemnitee will serve or continue to provide required services to Paychex Retirements LLC and each Plan, free from undue concern that Indemnitee will not be so indemnified; and

WHEREAS, Indemnitee may not be willing to serve as a fiduciary to a  pooled employer plan without certain assurances and protection, and the Company desires Indemnitee to serve in such capacity. Indemnitee is willing to serve, continue to serve and to take on additional service for or on behalf of the Company on the condition that Indemnitee be so indemnified; and

WHEREAS, this Agreement is a supplement to and in furtherance of any other obligations of the Company, Paychex Retirement LLC or a Plan to indemnify an Indemnitee, and shall not be deemed a substitute therefore, nor to diminish or abrogate any rights of Indemnitee thereunder;

NOW, THEREFORE, in consideration of the promises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:

1.    Services to the Company. Indemnitee will serve or continue to serve, at the will of the Company, as a  fiduciary of a Plan for so long as Indemnitee is duly elected or appointed and until the earlier of (a) the Indemnitee’s termination from employment with the Paychex Retirement LLC and all of its affiliates; (b) removal by Paychex Retirement LLC as evidenced in a writing delivered to the Indemnitee; (c) 30 days after the Indemnitee tenders Indemnitee’s resignation in writing to Paychex Retirement LLC as a Plan fiduciary (unless both Paychex Retirement LLC and the Indemnitee agree to an earlier resignation effective date).

2.     Indemnification. To the extent a Claim (as defined herein) is not covered by insurance and subject to the limitations set forth herein,  Indemnitee who has personally acquired or is alleged to have acquired fiduciary status in respect of a Plan, whether through service as a member of a Plan fiduciary committee established by Paychex Retirement LLC, as a director or officer of Paychex Retirement LLC, or otherwise, shall be indemnified and held harmless by the Company,  in each case whether or not Indemnitee is serving as a fiduciary of a Plan at the time a Claim is made, against and with respect to all damages, losses, obligations, liabilities, liens, deficiencies, costs and expenses, including without limitation, reasonable attorney’s fees and other costs incident to any suit, action, investigation, claim or proceedings to which Indemnitee may be a party by reason of Indemnitee’s performance of any functions or duties in respect of such Plan,   (collectively “Claim”) except in relation to matters as to which Indemnitee has committed an act of willful misconduct in the performance of Indemnitee’s duties in respect of such Plan.  Indemnitee shall cooperate with the Company and its affiliates, and each Plan in the defense of any such Claim, whether made against the Company, its affiliates or the Plan. The foregoing right to indemnification shall be in addition to, and not in lieu of such other rights Indemnitee may enjoy as a matter of law, contract or by reason of insurance coverage of any kind. Rights granted hereunder shall also be in addition to and not in lieu of any rights to indemnification to which the Indemnitee may be entitled pursuant to the bylaws or similar constitutional document of the Company or its affiliates or the plan document of any pooled employer plan served (or formerly served) by Paychex Retirement LLC.

3.    Successors and Assigns. This Agreement shall be binding upon the Company and its successors and assigns and shall inure to the benefit of Indemnitee and Indemnitee’s heirs, executors and administrators.

4.    Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law; (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

5.    Enforcement. The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce Indemnitee to serve as a fiduciary to a Plan served (or formerly served) by Paychex Retirement LLC.

6.    Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof.

7.    Effectiveness of Agreement. This Agreement shall be effective as of the date set forth on the first page and, subject to the limitations set forth herein, may apply to acts or omissions of Indemnitee which occurred prior to such date if Indemnitee was an officer, director, employee or other agent of the Company or Paychex Retirement LLC and was serving at the request of the Company or Paychex Retirement LLC as fiduciary to a Plan.

8.    Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by the parties thereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions of this Agreement nor shall any waiver constitute a continuing waiver.

9.    Notice by Indemnitee. Indemnitee agrees promptly to notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Claim or matter which may be subject to indemnification. Subject to the limitations set forth herein, the failure of Indemnitee to so notify the Company shall not relieve the Company of any obligation which it may have to the Indemnitee under this Agreement or otherwise.

10.    Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (a) if delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, or (b) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed:

(a)    If to Indemnitee, at the address indicated on the signature page of this Agreement, or such other address as Indemnitee shall provide to the Company.

(b)    If to the Company to

Paychex, Inc.

Attn: Legal Department
911 Panorama Trail South
Rochester, NY 14625

or to any other address as may have been furnished to Indemnitee by the Company.

11.    Applicable Law and Consent to Jurisdiction. This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules. The Company and Indemnitee hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Chancery Court of the State of Delaware (the “Delaware Court”), and not in any other state or federal court in the United States of America or any court in any other country, (ii) consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii) appoint, to the extent such party is not otherwise subject to service of process in the State of Delaware,

Indemnity Agreement	Page 2 of 3	Rev. 1/2021

irrevocably CT Corporation System, 1209 Orange Street, Wilmington, Delaware 19801 as its agent in the State of Delaware as such party’s agent for acceptance of legal process in connection with any such action or proceeding against such party with the same legal force and validity as if served upon such party personally within the State of Delaware, (iv) waive any objection to the laying of venue of any such action or proceeding in the Delaware Court, and (v) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum.

12.    Identical Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed as of the day and year first above written.

PAYCHEX, INC.	INDEMNITEE

By:
Name:	Name:
Title:	Address:

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